Amendment

to Separation Agreement, by and between

Alpharma Inc. and Kurt Orlofski, dated January 20, 2004

(the "Separation Agreement")

The parties hereto agree to amend the Separation Agreement as follows:

1.      Section 1 shall be amended such that the "Termination Date" shall mean March 16, 2004.

2.      Section 2(b) shall be amended such that the "Severance Period" shall commence on March 17, 2004 and end on September 17, 2005.

3.      Section 2(d) shall be amended such that all references to "April 12, 2004" shall instead read "March 16, 2004".

4.      All other terms and conditions of the Separation Agreement shall remain valid and enforceable as written.

The undersigned parties agree to this Amendment to the Separation Agreement, as set forth above, and intending to be bound, hereby execute below as of March 16, 2004:

ALPHARMA INC.

By: /s/ Jeffrey Kuc 3/18/04
Jeffrey Kuc, Vice President, Human Resources

/s/ Kurt Orlofski 3/16/04
Kurt Orlofski